EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

                  AGREEMENT dated as of May 23, 1996, between MICHAEL D. AUSTIN, residing at 1432 Beaumont Court, Flushing, MI 48433 ("Executive"), and ATLAS TECHNOLOGIES, INC., a Michigan corporation having its principal office at 201 South Alloy, Fenton, Michigan 48430 ("Company").

                  WHEREAS, the Company and Executive desire to provide for the continued employment of Executive by the Company on the terms set forth herein;

         IT IS AGREED:

          1.   Employment, Duties and Acceptance.

               1.1 The Company hereby employs Executive as its President. It being the intent of the Company to enhance and grow its existing product lines, Executive's duties and authority shall include, but not be limited to, those matters set forth in Schedule A hereto. All of Executive's powers and authority in any capacity shall at all times be subject to the reasonable direction and control of the Company's Board of Directors ("Board"). During the term of this Agreement, Executive shall be elected as a member of the Board.

               1.2 The Board may assign to Executive such other executive duties for the Company or any Affiliate as are consistent with Executive's status in the capacity set forth above. As used herein, "Affiliate" means any parent corporation or subsidiary of the Company and any other corporation under common control with the Company.

               1.3 Executive accepts such employment and agrees to devote all of his business time, energies and attention to the performance of his duties; provided that nothing herein shall be construed as preventing Executive from making and supervising personal investments.

          2.   Compensation and Benefits.

               2.1 No later than 60 days after the execution of this Agreement, the Company shall pay Executive the sum of $100,000. Such payment shall be subject to withholding taxes and other normal payroll deductions.

               2.2 The Company shall pay to Executive a salary ("Salary") at the rate of $190,000 per year until December 31, 1996, subject to cost-of-living increases thereafter in accordance with Section 2.5. Executive's Salary shall be paid in equal periodic installments in accordance with the Company's normal payroll procedures and shall be subject to withholding taxes and other normal payroll deductions.

               2.3 During the term of this Agreement, Executive shall be entitled to such medical and life insurance benefits and other benefits as are set forth in Schedule B hereto. Executive shall be entitled to six weeks of vacation in each calendar year but shall not be entitled to payment in lieu thereof to the extent not taken.

               2.4 (a) The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by Executive in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses approved in accordance with customary procedures.

                    (b) The Company shall provide Executive with an automobile suitable for business use and shall pay all the costs and expenses reasonably incurred by Executive in connection with the use thereof, including but not limited to purchase or leasing costs, fuel, maintenance, insurance, garaging and mobile telephone.

               2.5 For each twelve month period of the term of this Agreement beginning on January 1, 1997, Executive's Salary shall be increased by an amount equal to the product obtained by multiplying Executive's Salary in the immediately preceding calendar year ("Prior Year") by a fraction, the numerator of which shall be the difference between (a) the Consumer Price Index for All Urban Consumers - Detroit, Michigan, as published by the U.S. Bureau of Labor Statistics (reference base 1982-1984 = 100) ("CPI"), for the month of November in the Prior Year, and (b) the CPI for the month of November in the calendar year preceding the Prior Year ("Base Year CPI") and the denominator of which shall be the Base Year CPI.

               2.6 If, during the five complete fiscal years beginning as of January 1, 1996 (the "Bonus Period"), the average Annual Adjusted Earnings (as hereinafter defined) of the Company exceed $2,626,000 per year, the Company shall pay Executive a bonus equal to the amount by which the average Annual Adjusted Earnings of the Company during the Bonus Period exceed $2,626,000. The Company shall establish an interest-bearing escrow account, the balance of which (excluding interest earned thereon) shall be maintained by the Company making a deposit or withdrawal within 120 days after the end of each fiscal year during the Bonus Period such that the balance of the account (excluding interest) is equal to the percentage specified below multiplied by the amount by which average Annual Adjusted Earnings of the Company for the portion of the Bonus Period through the end of such fiscal year exceed $2,626,000. The Company shall have the right to withdraw all moneys from such account, including interest, as of the end of any such fiscal year if the average Annual Adjusted Earnings of the Company during the Bonus Period through the end of any such fiscal year are less than $2,626,000. Such bonus shall be paid to Executive by transferring


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to Executive the amount, if any, in such escrow account,  together with all earnings thereon, within 120 days after the end of the fifth such fiscal year, subject to withholding taxes and such other deductions therefrom as are required by law. Notwithstanding the foregoing, if Executive shall die before the end of the Bonus Period, there shall be deducted from amounts payable pursuant to this
Section 2.6, the amount of insurance proceeds payable to Executive's estate under the insurance maintained by the Company pursuant to Section 2.11.

                  Fiscal Year               Percentage

                  First                         20%
                  Second                        40%
                  Third                         60%
                  Fourth                        80%
                  Fifth                        100%


               2.7 Subject to the further provisions of this Section 2.7, the Company shall pay to Executive an additional bonus of $208,333 for each of the six complete fiscal years beginning on January 1, 1996 ("Additional Bonus Period") in which the Adjusted Earnings of the Company are at least $2,000,000, such additional bonus to be paid within 120 days after the end of each fiscal year for which it is earned, subject to withholding taxes and such other deductions therefrom as are required by law; provided that if the average Adjusted Earnings of the Company during the Additional Bonus Period are at least $2,000,000 the total additional bonus payable hereunder shall be $1,250,000 and any portion thereof not theretofore paid to Executive shall be paid within 120 days after the end of the Additional Bonus Period. Notwithstanding the foregoing, if Executive shall die before the end of the Additional Bonus Period, amounts thereafter payable pursuant to this Section 2.7 shall be due only to the extent that the sum of the amounts, if any, payable under Sections 2.6 and 2.7, without giving effect to the deduction provided for by the last sentence of
Section 2.6, exceeds the sum of the amounts theretofore paid to Executive or Executive's estate pursuant to Sections 2.6, 2.7 and 2.11.

               2.8 The provisions of Sections 2.6 and 2.7 shall survive the expiration or termination of this Agreement for any reason and, in the event of such expiration or termination, amounts, if any, payable to Executive pursuant to such Sections shall be paid to Executive or Executive's estate, as the case may be, at the times specified therein.


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               2.9  As used herein, the term "Annual Adjusted Earnings" shall mean the earnings of the Company during the fiscal year in question before interest and taxes (determined in accordance with generally accepted accounting principles) but without any deduction for (a) amounts payable to Executive pursuant to Sections 2.6 and 2.7 or amounts payable to Ronald M. Prime ("Prime") pursuant to similar provisions of the Employment Agreement between Prime and the Company entered into concurrently with the execution of this Agreement, (b) the first $250,000 of Environmental Remediation Costs undertaken by the Company in accordance with Section 7.08 of the Merger Agreement referred to in Section 4.6 or (c) management fees charged to the Company by its parent company. The interest component of capital leases entered into prior to the date hereof shall be a deduction in computing Annual Adjusted Earnings but the interest component of capital leases entered into on or after the date hereof shall not be a deduction. Notwithstanding the foregoing, for purposes of Section 2.7, any loss attributable to (a) a settlement or write-down of the account receivable from Terra-Block Worldwide Corporation ("Terra-Block") below $40,000 or (b) a sale or write-down of the Company's inventory of equipment manufactured to the order of Terra-Block below $572,885 shall not be a deduction in the calculation of Annual Adjusted Earnings for the fiscal year in which such settlement, sale or write-down occurs or any other fiscal year.

               2.10 During the term of this Agreement, the Company:

                    (a)  shall not amend the provisions of its
Certificate of Incorporation and By-Laws relating to indemnification and limitation of liability of directors and officers, as in effect on the date hereof, without the consent of Executive;


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                    (b)  shall not declare or pay any dividends of cash or
property upon its capital stock or make other distributions of cash or property with respect to its capital stock except for fair value; or

                    (c) enter into any agreements with the holder of its capital stock or any other Affiliate other than on terms no less favorable to the Company then could be achieved on an arm's- length basis.

               2.11 During the term of this Agreement, the Company shall maintain term life insurance on the life of Executive in an amount equal to $2,000,000 less the sum of amounts, if any, theretofore paid to Executive pursuant to the provisions of Section 2.7, for which the beneficiary shall be the Executive's estate or such other person designated by Executive.

               2.12 In the event, on or before the completion of the Additional Bonus Period, of a sale by the Company of all or a substantial part of its assets or a sale by the holder of the capital stock of the Company or the issuance by the Company of capital stock such that a person or group of related persons becomes the owner of capital stock of the Company having more than fifty percent of the voting power of all outstanding shares of capital stock, in full payment and liquidation of the bonus payable pursuant to Section 2.6 and the bonuses payable pursuant to Section 2.7, the Company shall pay to Executive, within thirty (30) days after the occurrence of such event, an amount equal to
(a)  $1,250,000  less all  amounts  theretofore  paid to  Executive  pursuant to
Section 2.7 plus (b) if such event occurs on or before the completion of the Bonus Period, an amount equal to the greater of (i) $750,000 or (ii) the amount by which the average Annual Adjusted Earnings of the Company for all fiscal years prior to the fiscal year in which such event occurs exceeds $2,626,000.


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

               2.13 Any expenses incurred by the Company in connection with the action entitled "Richard Burda and Brenda Burda v. Atlas Automation, Inc., et al.," Case No. 95-35809 in the Circuit Court of Genesee County (the "Burda Action") shall be a deduction in the computation of Annual Adjusted Earnings for the fiscal year(s) in which such expenses are incurred. If the Burda Action were a matter with respect to which the Company would be entitled to indemnification pursuant to Article IX of the Merger Agreement, an amount equal to the lesser of (a) 30% of the amount which would be paid to the Company as "Damages" with respect to the Burda Action pursuant to Article IX of the Merger Agreement (after taking into account all other Damages to which the Company is entitled to indemnification thereunder and the limitations set forth in Section 9.05 of the Merger Agreement) or (b) the amount by which the amount payable pursuant to Section 2.6 of this Agreement exceeds $750,000 shall be deducted from amounts, if any, payable pursuant to Section 2.6.

          3.   Term and Termination.

               3.1 The term of this Agreement shall commence as of the date hereof and shall continue until December 31, 2001, unless sooner terminated as herein provided.

               3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall pay to the legal representative of Executive's estate all monies due hereunder to the end of the month during which Executive dies. In addition, the Company shall pay to Executive's estate such amounts, if any, as may be payable pursuant to Sections 2.6 and 2.7 at the time such amounts are payable thereunder.

               3.3 The Company, by notice to Executive, may terminate this Agreement if Executive shall fail because of illness or incapacity to render, for twelve consecutive months, services of the character contemplated by this Agreement. Notwithstanding such termination the Company shall pay


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to Executive all monies due hereunder to the end of the month in which such termination occurs. In addition, the Company shall pay to Executive such amounts, if any, as may be payable pursuant to Sections 2.6 and 2.7 at the time such amounts are payable thereunder.

               3.4 The Company, by notice to Executive, may terminate this Agreement and Executive's employment with the Company for cause. As used herein, "cause" shall mean: (a) the refusal or failure by Executive to carry out specific directions of the Board which are of a material nature and consistent with his status in the capacity set forth in Section 1.1, or the refusal or failure by Executive to perform a material part of Executive's duties in such capacity; provided that failure to achieve specified performance goals shall not be "cause" hereunder; (b) fraudulent or dishonest action by Executive in his relations with the Company or any of its Affiliates, or with any customer or other business contact of the Company or any of its Affiliates ("dishonest" for these purposes shall include Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (c) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "cause" for termination shall be deemed to exist with respect to Executive's acts described in clause (a) above unless the Company shall have given written notice to Executive specifying the "cause" with reasonable particularity and, within five business days after such notice, Executive shall not have cured or eliminated the situation or event giving rise to such "cause."

          4.   Protection of Confidential Information; Non-Competition.

               4.1  Executive acknowledges that:

                    (a) As a result of his employment by the Company, Executive has obtained and will obtain secret and confidential information concerning the business of the Company and its Affiliates, including, without limitation, financial information, proprietary rights, trade secrets and "know-how," customers, and certain business methodologies ("Confidential Information").


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

                    (b) The Company and its Affiliates will suffer substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should divulge Confidential Information or, thereafter, Executive should enter a business competitive with that of the Company.

                    (c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and its Affiliates.

               4.2 Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him or her as a result of his employment with the Company or any of its Affiliates, except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. As used in this Agreement, "Affiliate" means any entity means any entity that, directly or indirectly, is controlled by, controlling, or under common control with the Company.


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               4.3  Upon termination of his employment with the Company,
Executive will promptly deliver to the Company all original memoranda, notes, records, reports, manuals, drawings, blueprints and other documents relating to the business of the Company and its Affiliates (and all copies thereof) and all property associated therewith, which he may then possess or have under his control.

               4.4 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 4.2, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

               4.5 If any provision of Sections 4.2 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

               4.6 Executive acknowledges that until the termination of the "Non-Competition Period" defined therein, Executive is subject to the provisions of Section 5.04(b) of that certain Merger Agreement dated December 18, 1995, between Production Systems Acquisition Corporation, AMS Holding Company, Executive, Prime and the Company.

          5.   Miscellaneous Provisions.

               5.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same



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shall have specified by written notice given in the manner  provided for in this
Section 5.1. All notices shall be deemed to have been given as of the date of personal delivery or transmittal thereof or three business days after mailing thereof.

                  If to Executive:

                           Michael D. Austin
                           1432 Beaumont Court
                           Flushing, MI 48433

                           Marked "Personal and Confidential"

                  If to the Company:

                           Atlas Technologies, Inc.
                           201 South Alloy Drive
                           Fenton, Michigan  48430
                           Attn.:  Chief Executive Officer
                           Telecopier: (810) 629-8145

                  with a copy to:

                           Mr. Jesse A. Levine
                           Seidman & Co., Inc.
                           777 East Eisenhower Parkway
                           Suite 106
                           Ann Arbor, Michigan 48108
                           Telecopier: (313) 996-1738


               5.2 This Agreement executed simultaneously herewith sets forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.


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               5.3  All questions with respect to the construction of this
Agreement,  and the rights and obligations of the parties hereunder,  shall be determined in accordance with the law of the State of Michigan applicable to agreements made and to be performed entirely in Michigan. Any dispute, controversy or claim arising out of or relating to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of Section 4.2, as to which the parties shall have the right to apply for specific performance to any court having equity jurisdiction in Genesee County, Michigan, shall be submitted to arbitration to the American Arbitration Association in Flint, Michigan, before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and any party to the arbitration may, if he or it so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator shall include, but not be limited to, the awarding of injunctive relief. All costs and expenses of the arbitration,
including  legal  fees  of  the  prevailing   party,   shall  be  borne  by  the
non-prevailing party.

               5.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.


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               5.5  This Agreement supersedes all prior agreements
between the Company and Executive regarding the terms and conditions of Executive's employment with the Company.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            /s/ Michael D. Austin
                                            MICHAEL D. AUSTIN


                                            ATLAS TECHNOLOGIES, INC.


                                            By: /s/ Ronald M. Prime
                                            Title: Chief Executive Officer



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                                   SCHEDULE A

         A. Executive and Austin, or if only one of them shall be employed by the Company at any time, such one (the "Executives") shall be jointly responsible for the determination of actions and the implementation thereof regarding the matters set forth below, subject to such limitations as are set forth herein. In exercising their responsibilities, the Executives shall act in a manner consistent with the Company's historical practices in the ordinary course of business.

               (a) Personnel policy, including hiring and discharge of employees, provided that no person not employed by the Company on January 1, 1996 who is related to an Executive or an Executive's spouse (a
"Relative") shall be hired without the express approval of the Board of Directors.

               (b) To the extent provided in Section B below, establishment of salaries, bonuses and other compensation for employees other than themselves, provided that increases in compensation payable to Relatives shall not be in excess of amounts commensurate with increases given to other employees.

               (c) To the extent provided in Section B below, procurement of credit facilities and authorization of capital expenditures to the extent that such are required to meet projected increases in business or as replacements for obsolete or worn out equipment and machinery.

               (d) Determination of sources of supply and the costs thereof.

               (e) Determination of sales and marketing activities to the extent related to the Company's present markets, including determination of product lines and expansion or discontinuance thereof.

               (f) Determination of write-offs of bad debts and inventory, provided that Executives shall institute such write-offs as are required to be consistent with historic levels of sales and collections of accounts receivable and are mandated by good accounting and business practices.


               (g) Engagement of legal counsel on behalf of the Company in connection with the day-to-day operation of the Company and the prosecution and defense of claims and litigation, including procurement of advice regarding the responsibilities of the Executives under their Employment Agreements, but not with respect to the defense or prosecution of claims for indemnification arising under the Merger Agreement referred to in Section 4.6 of the Employment Agreements.

         B.  Notwithstanding  anything in the Employment Agreement to which this
Schedule is attached to the contrary, so long as business conditions and the Company's business are at levels consistent with those of prior fiscal periods so as to support the anticipated levels of expense, no further approval of the Board of Directors of the Company shall be required for the Executives to:

               (a) approve increases to the total annual gross payroll of the Company in any fiscal year in an amount consistent with the average historical increase in the Compa- ny's annual gross payroll during the five prior fiscal years plus such amount, if any, as bears the same proportion to the annual gross payroll of the Company during the immediately prior fiscal year as the increase in revenues from sales of the Company in the immediately prior fiscal year over revenues from sales of the Company in the second immediately prior fiscal year bears to the revenues from sales of the Company in such second immediately prior fiscal year;

               (b) negotiate and procure increases in the amount of credit facilities available for use of the Company during any fiscal quarter in an amount which bears the same proportion to the amount of credit facilities available at the end of the prior fiscal quarter as the increase in revenues from sales of the Company in such prior fiscal quarter over revenues from sales of the Company in the second prior fiscal quarter bears to the revenues from sales of the Company in such second prior fiscal quarter; and

               (c) authorize capital expenditures (including capitalized lease obligations) up to an aggregate of $300,000 for machinery and an aggregate of $100,000 for buildings and improvements for the year ending December 31, 1996, such amounts to be increased (but not decreased) for each succeeding year ("new year") by the proportion that revenues for sales in the year preceding the new year bears to revenues from sales during the year ended December 31, 1995.

                                       A-2


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